Exhibit 3.1 (iii)

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

	Filed in the office of	Document Number 20170536537-09
Certificate of Amendment	/s/ Barbara K. Cegavske	Filing Date and Time
(PURSUANT TO NRS 78.385 and 78.390)	Barbara K. Cegavske	12/20/2017 1:24 PM
	Secretary of State	Entity Number
	State of Nevada	C16051-1995

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

BLOCKCHAIN INDUSTRIES, INC.

2. The articles have been amended as follows:

ARTICLE VI:

The authorized capital stock of the corporation is 405,000,000 shares, par value $0.001, consisting of: (i) 400,000,000 shares of common stock (the “Common Stock”), of which 20,368,703 shares of are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, no shares of which are issued or outstanding. The number of issued and outstanding shares are hereby subject to a 2:1 forward split resulting in 40,737,406 shares of Common Stock issued and outstanding. In all other respects, ARTICLE VI remains unchanged.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         20,000,000

4. Effective date and time of filing:      Date:                          Time:

5. Signature:

/s/ signature

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.